                                                                     EX-99.B16

              SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATIONS
                      VANGUARD CALIFORNIA TAX-FREE FUND
                         INSURED LONG-TERM PORTFOLIO


1. Average Annual Total Return (As of November 30, 1995)

              n
     P (1 + T) = ERV
   Where:    P = a hypothetical initial payment of $1,000
             T = average annual total return
             N = number of years
           ERV = ending redeemable value at the end of the period

   EXAMPLE:
   One Year
   --------
             P = $1,000

             T = +20.11%

             N = 1

           ERV = $1,201.06



   Five Year
   ---------
             P = $1,000

             T = +8.70%

             N = 5

           ERV = $1,517.37


   Ten Year
   --------

             P = $1,000

             T = +8.11%*

             N = *

           ERV = $2,122.07*

----------
   * Since Inception (4/7/86)


2. YIELD (30 Days Ended November 30, 1995)

                a - b      6
   Yield = 2 [( ------ + 1) - 1]
                c x d

   Where: a = dividends and interest paid during the period b = expense dollars during the period (net of reimbursements) c = the average daily number of shares outstanding during the period
           d = the maximum offering price per share on the last day of the period


   Example a = $4,202,664.35
           b = $110,647.00
           c = 86,084,135.071
           d = $11.19
       Yield = 5.15%

                                                                     EX-99.B16

              SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATIONS
                      VANGUARD CALIFORNIA TAX-FREE FUND
                            MONEY MARKET PORTFOLIO


1. Average Annual Total Return (As of November 30, 1995)

              n
     P (1 + T) = ERV

   Where:    P = a hypothetical initial payment of $1,000

             T = average annual total return

             N = number of years


           ERV = ending redeemable value at the end of the period

   EXAMPLE:
   One Year
   --------


             P = $1,000

             T = +3.69%

             N = 1

           ERV = $1,036.94


   Five Year
   ---------
             P = $1,000

             T = +3.22%

             N = 5

           ERV = $1,171.61


   Ten Year
   --------

             P = $1,000

             T = +4.14%*

             N = *

           ERV = $1,411.24*
   ------
   * Since Inception (6/1/87)

                                                                     EX-99.B16

              SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATIONS
                      VANGUARD CALIFORNIA TAX-FREE FUND
                     INSURED INTERMEDIATE-TERM PORTFOLIO


1. Average Annual Total Return (As of November 30, 1995)

              n
     P (1 + T) = ERV

   Where:    P = a hypothetical initial payment of $1,000

             T = average annual total return

             N = number of years

           ERV = ending redeemable value at the end of the period

   EXAMPLE:
   One Year
   --------

             P = $1,000

             T = +13.88%

             N = 1

           ERV = $1,138.84*


   Five Year
   ---------

             P = $1,000

             T = +7.63%*

             N = *

           ERV = $1,136.68*

-----------
   * Since Inception (3/4/94)

2. YIELD (30 Days Ended November 30, 1995)




                a - b      6
   Yield = 2 [( ------ - 1) - 1]
                c x d



   Where: a = dividends and interest paid during the period b = expense dollars during the period (net of reimbursements) c = the average daily number of shares outstanding during the period
           d = the maximum offering price per share on the last day of the period


   Example a = $786,648.45

           b = $23,070.00

           c = 19,294,801.043

           d = $10.40

       Yield = 4.61%